Exhibit 23.4

Quantstamp, Inc.

Three Embarcadero Center Promenade Level STE P5

San Francisco, CA 94111

www.quantstamp.com

Consent of Quantstamp

We consent to all references to our firm and to the use of the Contract Audit, dated 12/16/2019, in Amendment No. 9 to the Registration Statement on Form F-1 and related Prospectus of INX Limited., for the registration of 130,000,000 INX Tokens.

San Francisco, California, United States

Date: 08/03/2020
Quantstamp

Private and confidential	3 Embarcadero Center, San Francisco CA 94111 | quantstamp.com	1